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                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT

          FIRST AMENDMENT dated as of January 1, 1997 to Employment Agreement dated October 28, 1993, between Andrews Group Incorporated, a Delaware corporation (the "Company") and Paul E. Shapiro (the "Executive").

          WHEREAS, the parties entered into an Employment Agreement dated as of October 28, 1993 (as heretofore amended, the "Employment Agreement"); and

          WHEREAS, the Employment Agreement terminates in accordance with its terms on December 31, 1996; and

          WHEREAS, the parties wish to extend and amend the Agreement as provided herein.

          NOW THEREFORE, the parties agree as follows:

          1. Section 2.1 is amended by deleting "December 31, 1996" and inserting in lieu thereof "December 31, 1999".

          2. Section 3.1 is amended by deleting "$600,000" and inserting in lieu thereof "$900,000 through December 31, 1997, $950,000 through December 31, 1998 and $1,000,000 through the end of the Term".

          3. Section 3.2 is amended by deleting "$150,000" in the last sentence thereof and inserting in lieu thereof "$167,000 and, in respect of 1996 shall be $750,000."

          4. A new Section 3.2.1 shall be added to the Agreement as follows:

               "3.2.1. Performance Bonus. The Executive shall participate in a performance bonus plan to be adopted by the Company which will permit the Executive to receive, upon achievement of operating goals to be agreed upon with respect to each year of the Term a bonus of up to 100% of each years' Base
               Salary."

          5. Sections 2.2, 4.1, 4.2 and 4.4 each are amended by deleting the words "eighteen months" in each place such words appear in such sections and replacing them with the words "twenty-four months".
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          6. Section 4.4 is further amended by deleting the last two sentences thereof which read as follows:

               "The Company's obligations pursuant to this Section 4.4 are subject to the Executive's duty to mitigate damages by seeking other employment. To the extent that the Executive shall earn compensation during the Damage Period (without regard to when such compensa tion is paid), the Base Salary payments to be made by the Company pursuant to this Section 4.4 shall be corresponding reduced."

          7. Paragraph 2 of Appendix I is hereby amended in its entirety to be as follows:

               "2. Automobile. The Company shall provide the Executive with a radio car service for his continuous use. The Company shall pay, upon presentation of an expense statement, all reasonable expenses associated with the car service. The Company also shall afford the Executive the right to use an automobile on a continuing basis and shall provide garaging near the Executive's residence, all on the following basis. The Company shall pay, upon presentation of an expense statement, all reasonable expenses associated with the operation of such automobile and the rental of such garage space in the same manner as is, from time to time, in effect with respect to executive officers of the Company generally, including, without limitation, all reasonable maintenance and insurance expenses. The automobile furnished by the Company shall be a late model BMW 750i or like vehicle to be reasonably selected by the Executive. Upon the expiration of the Term, the Executive promptly shall return the automobile to the Company."

          8. Paragraph 7 of Appendix I is hereby amended by deleting "$100,000" in clause (ii) of the first sentence thereof and inserting in lieu thereof "$150,000".

          9. Paragraph 8 of Appendix I is hereby amended by adding the following to the end thereof:

                                    "The Company and the Executive agree that
                  the Executive shall receive options to ac-

                                      2
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               quire 250,000 shares of common stock of Marvel on or about each of January 1, 1997 and 1998 and options to acquire 100,000 shares of common stock of Marvel on or about January 1, 1999 (the grant required to be made in 1999 shall, however, if permitted by provisions of the stock option plan, be made with the earliest of the grants to be made hereunder). If in connection with an extraordinary transaction involving Marvel, the stock option plan for Marvel and previous grants to executives of Marvel are restructured, then on the date that options or other stock rights are granted to other executives of Marvel, the Executive shall receive stock options or other stock rights in Marvel on a basis at least equivalent
               (including terms of vesting, early vesting, option exercise price and the like) to other senior executives of Marvel (except, with respect to the number of options granted, the Chairman of Marvel)."

                  10. The parties agree that except as expressly amended hereby, the Agreement as amended hereby shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                          ANDREWS GROUP INCORPORATED



                          By:/s/ William C. Bevins
                          ------------------------
                             Name:  William C. Bevins
                             Title: Chief Executive Officer



                          /s/ Paul E. Shapiro
                          -------------------
                          Paul E. Shapiro